UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 2, 2014 (April 28, 2014)

Date of Report (Date of earliest event reported)

AP GAMING HOLDCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55119	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6680 Amelia Earhart Court

AP Gaming Holdco, Inc.

Las Vegas, Nevada 89119

(Address of principal executive offices) (Zip Code)

(702) 722-6700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2014, AP Gaming Holdco, Inc. (the “Company”) entered into a securityholders agreement (the “Securityholders Agreement”) with Apollo Gaming Holdings, L.P. and David Lopez (the “Holders”) setting forth the respective rights and obligations of the Holders with respect to the Company and their agreement with respect to the common stock of the Company owned or to be acquired by each Holder. The Securityholders Agreement, among other things:

•	allows Holders to participate in transactions in which Apollo Gaming Holdings, L.P., Apollo Investment Fund VIII, L.P. or their respective affiliates (collectively, the “Apollo Group”) sell Class B non-voting common stock of the Company, par value $0.01 per share (“Class B Shares”), subject to certain exceptions;

•	allows the Apollo Group to require the Holders to participate in sale transactions in which the Apollo Group sells Class B Shares, subject to certain exceptions;

•	restricts the ability of the Holders to transfer Class B Shares, with certain exceptions, prior to a qualified public offering;

•	allows the Apollo Group to require the Company to register its Class B Shares, subject to certain limitations;

•	allows Holders to participate in registered offerings, subject to certain limitations; and

•	allows the Company to repurchase, subject to applicable laws, all or any portion of its Class B Shares held by management securityholders upon the termination of their employment with the Company or its subsidiaries, in certain circumstances, and, if the Company does not exercise such right within a certain period, allows the Apollo Group to repurchase such Class B Shares.

The Securityholders Agreement will terminate upon the dissolution of the Company, a qualified public offering or the transfer of a sufficient number of Class B Shares such that a majority of outstanding Class B Shares are held by a person that is not a member of the Apollo Group or a portfolio company of any members of the Apollo Group.

The foregoing summary of the Securityholders Agreement does not purport to be complete and is qualified by reference to the full text of the Securityholders Agreement, attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AP Gaming Holdco, Inc. 2014 Long-Term Incentive Plan (“LTIP”)

On April 28, 2014, the Board of Directors of the Company (the “Board”) approved the LTIP. Under the LTIP, the Company is authorized to grant nonqualified stock options, rights to purchase Class B Shares, restricted stock, restricted stock units and other awards settleable in, or based upon, Class B Shares to persons who are directors and employees of and consultants to the Company or any of its subsidiaries on the date of the grant. The LTIP will terminate ten years after approval by the Board. Subject to adjustments in connection with certain changes in capitalization, the maximum number of Class B Shares that may be delivered pursuant to awards under the LTIP is 1,250,000.

The LTIP shall be administered by the Board or a committee appointed by the Board to administer the LTIP (the “Committee”). Except as otherwise expressly reserved to the Board or as otherwise provided in the form of award agreement evidencing an award under the LTIP or an employment or consulting agreement between an LTIP participant and the Company, the Committee shall have the following powers with respect to the administration of the LTIP, including (but not limited to) the authority to: (i) determine eligibility and the particular persons who will receive awards under the LTIP, (ii) grant awards to eligible persons, determine the price and number of securities to be offered or awarded to such persons and any other specific terms and conditions of awards, (iii) approve the forms of award agreements, (iv) construe and interpret the LTIP and any award agreement or other agreement defining the rights and obligations of the Company and participants under the LTIP, (v) cancel, modify or waive the Company’s rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards held by participants under the LTIP, (vi) accelerate or extend the exercisability or extend the term of any or all outstanding awards under the LTIP, and (vii) make all other determinations and take such other action as contemplated by the LTIP or as may be necessary or advisable for the administration of the LTIP.

The foregoing summary of the LTIP does not purport to be complete and is qualified by reference to the full text of the LTIP, attached hereto as Exhibit 10.2, which is incorporated by reference herein.

Form of Award Agreements under the LTIP

The following forms of award agreements, which may be used for awards under the LTIP, were approved by the Board on April 28, 2014: (i) the Form of Option Agreement and (ii) the Form of Subscription Agreement.

Under the Form of Option Agreement, the Company may grant to an optionee the option to purchase Class B Shares pursuant to three tranches: Tranche A, Tranche B and Tranche C. Tranche A options shall generally vest in equal installments of 20% on each of the first five anniversaries of the date of the grant of the options, subject to acceleration upon certain events. Tranche B options shall generally vest, subject to the optionee’s continued employment with the Company or its subsidiaries, through the first date that Apollo Management VIII, L.P. and its affiliates (the “Investor”) achieves an internal rate of return on its investments in Class B Shares or other capital stock of the Company equal to or in excess of 20%, subject to a minimum cash-on-cash return of 2.5 times the Investor’s investment in Class B Shares or other capital stock of the Company, subject to acceleration upon certain events or continued vesting upon certain terminations of employment. Tranche C options shall vest, subject to the optionee’s continued employment with the Company or its subsidiaries, through the first date that the Investor achieves an internal rate of return on its investments in Class B Shares or other capital stock of the Company equal to or in excess of 25%, subject to a minimum cash-on-cash return of 3.0 times the Investor’s investment in Class B Shares or other capital stock of the Company, subject to acceleration upon certain events or continued vesting upon certain terminations of employment.

Under the Form of Subscription Agreement, an employee, consultant or independent contractor of the Company or a subsidiary may subscribe for and offer to purchase Class B Shares. In connection with the acquisition of the Class B Shares, the investor shall be issued that same number of options pursuant to a stock option agreement between the investor and the Company. Investors that purchase shares under the Form of Subscription Agreement must become party to the Securityholders Agreement.

The foregoing summary of the forms of award agreements does not purport to be complete and is qualified by reference to the full text of the forms of award agreements, attached hereto as Exhibits 10.3 and 10.4, which are incorporated by reference herein.

Appointment of, and Employment Agreement with, David Lopez as President and Chief Executive Officer

On April 28, 2014, the Company entered into an employment agreement with David Lopez to serve as President and Chief Executive Officer of AGS Capital, LLC (“AGS”), a subsidiary of the Company (the “Employment Agreement”), effective as of February 3, 2014. Mr. Lopez will also serve on the Board of Directors of AGS. Mr. Lopez most recently served as President and Chief Executive Officer of Global Cash Access, and, prior to his role at Global Cash Access, as Chief Operating Officer of Shuffle Master Inc. During his 14-year tenure with Shuffle Master, Mr. Lopez held various positions within the organization, including Interim CEO, Executive Vice President, President of the Americas, Vice President of Product Management, as well as serving as a member of its board of directors from November 2010 until May 2012. Mr. Lopez is a graduate of the University of Nevada, Las Vegas with a B.S. in Business Administration.

The Employment Agreement extends for an initial term of three years, until the third anniversary of February 3, 2014, and shall thereafter be automatically extended for successive one-year periods, unless either party provides written notice of non-renewal at least 90 days prior to the expiration of the initial term or any extended term. Pursuant to the Employment Agreement, Mr. Lopez’s annual base salary shall be no less than $500,000 and Mr. Lopez shall be eligible to receive an annual performance-based bonus, with an annual target bonus opportunity of $500,000. If during the term of his Employment Agreement, the Company terminates Mr. Lopez’s employment without “Cause” or Mr. Lopez resigns his employment for “Good Reason” (each as defined in his Employment Agreement), then, subject to receiving a signed release of claims from Mr. Lopez, the Company shall pay or provide Mr. Lopez with: (i) severance equal to two (2) years base salary in continuing installments and (ii) continued health benefits for an 18-month period, subject to Mr. Lopez’s payment for the cost of such benefits as if he remained an active employee. Pursuant to his Employment Agreement, Mr. Lopez will also be subject to certain non-solicitation and non-competition restrictions for twenty-four (24) months post-termination of employment, as well as perpetual confidentiality and non-disparagement.

On April 28, 2014, in connection with the execution of the Employment Agreement, Mr. Lopez acquired (i) 20,000 Class B Shares, (ii) an aggregate of 50,000 restricted shares of Class B Shares, which vest in five equal installments on each of the first five anniversaries of the grant date of such restricted shares, subject to partial acceleration upon the occurrence of certain terminations of employment (iii) a fully vested option to purchase 20,000 shares of common stock of the Company under the LTIP and (iv) an option to purchase 225,000 shares of common stock of the Company under the LTIP, which option shall vest pursuant to the Form of Option Agreement described above.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified by reference to the full text of the Employment Agreement, attached hereto as Exhibit 10.5, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Securityholders Agreement, dated April 28, 2014, by and between AP Gaming Holdco, Inc., Apollo Gaming Holdings, L.P. and David Lopez.

10.2	AP Gaming Holdco, Inc. 2014 Long-Term Incentive Plan.

10.3	Form of Option Agreement.

10.4	Form of Subscription Agreement.

10.5	Employment Agreement, dated April 28, 2014, by and between David Lopez and AP Gaming Holdco, Inc.

10.6	Nonqualified Stock Option Agreement, dated April 28, 2014, by and between AP Gaming Holdco, Inc. and David Lopez.

10.7	Restricted Stock Agreement, dated April 28, 2014, by and between AP Gaming Holdco, Inc. and David Lopez.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AP GAMING HOLDCO, INC.

Date: May 2, 2014	By:	/s/ David Lopez
Name: David Lopez
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securityholders Agreement, dated April 28, 2014, by and between AP Gaming Holdco, Inc., Apollo Gaming Holdings, L.P. and David Lopez.

10.2	AP Gaming Holdco, Inc. 2014 Long-Term Incentive Plan.

10.3	Form of Option Agreement.

10.4	Form of Subscription Agreement.

10.5	Employment Agreement, dated April 28, 2014, by and between David Lopez and AP Gaming Holdco, Inc.

10.6	Nonqualified Stock Option Agreement, dated April 28, 2014, by and between AP Gaming Holdco, Inc. and David Lopez.

10.7	Restricted Stock Agreement, dated April 28, 2014, by and between AP Gaming Holdco, Inc. and David Lopez.